PROXY STATEMENT PURSUANT TO SECTION 14(a)
                OF THE SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

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      Section 40.14a-12

                      FIRST LEESPORT BANCORP, INC._____
          (Name of Registrant as Specified in its Charter)

                             Registrant_______
             (Name of Person(s) Filing Proxy Statement)

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[X]   No fee required.
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      14a-6(i)(4) and 0-11.

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         applies:

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      the previous filing by registration statement number, or
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              [Logo of First Leesport Bancorp, Inc.]

                  FIRST LEESPORT BANCORP, INC.

                       _______________

                           NOTICE
                             OF
               ANNUAL MEETING OF SHAREHOLDERS
                  to be held April 18, 2000

                       _______________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of First Leesport Bancorp, Inc. (the "Company") will be held on April 18, 2000 at 1:30 P.M. (Eastern Time) at the Leesport Farmer's Market, R.D. #1, Leesport, Pennsylvania, for the following purposes:

     (1) To elect five Class III directors to hold office for three years from the date of election and until their respective successors shall have been elected and qualified (Matter No. 1).

     (2)  To approve the First Leesport Bancorp, Inc.
Non-Employee Director Compensation Plan (Matter No. 2), which requires directors of the Company to receive at least 65% of their total fees in the form of common stock.

     (3)  To approve the First Leesport Bancorp, Inc. Employee
Stock Purchase Plan (Matter No. 3), which will permit employees to purchase common stock through payroll deductions.

     (4) To ratify the appointment of Beard & Company, Inc. as the Company's independent auditors for the year 2000 (Matter
No. 4).

     (5) To transact such other business as may properly be presented at the Meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on March 6, 2000, will be entitled to notice of, and to vote at, the Meeting. Shareholders whose shares are not registered in their own names will need additional documentation from their record holders in order to vote personally at the meeting.

     WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON,
PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              RAYMOND H. MELCHER, JR.
                              Chairman, President and
                              Chief Executive Officer

Leesport, Pennsylvania
March 13, 1999



                        PROXY STATEMENT
                      For Annual Meeting
                        April 18, 2000

                      GENERAL INFORMATION

Solicitation of Proxies

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Leesport Bancorp, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held April 18, 2000 (the "Meeting"). The Company will pay expenses of soliciting proxies. The Company will solicit proxies primarily by mail. The Company's directors, officers and employees may also solicit proxies personally and by telephone.

     The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and vote in person. Any shareholder filing a proxy may revoke it at any time before it is exercised by either submitting to the Secretary of the Company a written notice of its revocation or a subsequently executed proxy, or by attending the Meeting and electing to vote in person. Only shareholders of record at the close of business on March 6, 2000, are entitled to notice of, and to vote at, the Meeting. On that date there were 1,858,474 shares of the Company's common stock outstanding, each of which will be entitled to one vote on each matter properly presented at the Meeting. This proxy statement and the accompanying proxy card were first mailed to shareholders on or about March 16, 2000. All share information has been adjusted where necessary to reflect the 5% stock dividend paid on January 17, 2000.

     If the enclosed proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted:

           - "FOR" the election, as directors, of the nominees of the Board of Directors (Matter No. 1);

           -   "FOR" approval of the First Leesport Bancorp,
Inc. Non-Employee Director Compensation Plan (Matter No. 2), which requires directors to receive at least 65% of their total fees in the form of common stock;

           -   "FOR" approval of the First Leesport Bancorp,
Inc. Employee Stock Purchase Plan (Matter No. 3), which will permit employees to purchase common stock through payroll deduction; and

           -   "FOR" approval of appointment of Beard & Company,
Inc. as the Company's auditors for the year 2000 (Matter No. 4).

     Signed proxies will be voted "FOR" or "AGAINST" each other matter that properly comes before the Meeting, or any adjournment or adjournments thereof, in the discretion of the persons named as proxyholders.

Annual Report

     The Company's annual report for the year ended December 31, 1999, is enclosed with this proxy statement and is furnished to shareholders for information only and no part of the annual report is incorporated by reference in this proxy statement.

Quorum

     The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum at the Meeting. Shares represented by proxies on which a shareholder has abstained on any matter and shares represented by proxies from brokers with no indication of how the shares are to be voted will be included for purposes of determining the presence of a quorum at the Meeting.



                            MATTER NO. 1
                       ELECTION OF DIRECTORS

General

     The Bylaws of the Company provide that the Company's business shall be managed by a Board of Directors of not less than five and not more than twenty-five persons. The Board of Directors of the Company, as provided in the Bylaws, is divided into three classes: Class I, Class II and Class III, with each class being as nearly equal in number as possible.

     As of March 6, 2000, the Board of Directors consisted of fourteen members with five members in Class I, four members in Class II and five members in Class III.

     Under the Bylaws, a vacancy in the Board of Directors is filled by the remaining members of the Board. If the vacancy results from the death, resignation or removal of a director, the director elected to fill the vacancy will become a member of the class in which the vacancy occurred. By comparison, persons elected by the Board of Directors in connection with an increase in the size of the Board are designated by the Board of Directors as belonging to either Class I, Class II, or Class III. In either case, the Bylaws further provide that each director so elected remains a member of the Board of Directors until his or her successor is elected by shareholders at the next meeting of shareholders at which directors of the same class are elected.

     The term of office for each director in Class III expires on the date of the Annual Meeting of Shareholders on April 18, 2000. Accordingly, five Class III directors have been nominated for election at the Meeting.

     Of the nominees for election as Class III directors, Andrew J. Kuzneski, Jr. was elected to the Board of Directors in July 1999 pursuant to the terms of the merger agreement for the Company's acquisition of Merchants of Shenandoah Ban-Corp. Anthony R. Cali (a Class I director) and Roland C. Moyer, Jr. (a Class II director) were also elected to the Board of Directors in July 1999 pursuant to the terms of the merger agreement with Merchants. Nominee Keith W. Johnson, CFP, President of First Leesport Investment Group, Inc. and First Leesport Wealth Management, Inc., was elected to the Board of Directors in October 1999 in connection with the Company's acquisition of KRJ & Associates and Johnson Financial Group, Inc. Nominee James H. Burton was appointed as a Class III director by the Board of Directors on January 12, 2000.

     The five nominees for election as Class III directors receiving the highest number of votes at the Meeting will be elected to serve as directors. The term of office for those nominees elected as Class III directors at the Meeting will expire on the date of the Annual Meeting in 2003.

     Any shareholder who wishes to withhold authority to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

Nominations

     The Bylaws permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations for director made by shareholders, other than those made by management of the Company, must be made by notice in writing to the President of the Company no less than 60 days and no more than 90 days before the anniversary date of the immediately preceding annual meeting provided the meeting is held within 30 days of the date of the preceding year's annual meeting. The notification must contain the information specified in the Company's Bylaws. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure. As of the date of this proxy statement, the Company has not received a notice of nomination for election as a director from any shareholder.

Directors

     The following table sets forth information concerning the nominees for election as directors and the continuing directors, including their principal occupations or employment during the past five years and their ownership of common shares of the Company as of January 31, 2000. Each of these persons is presently a director of the Company.





    Name, Address, and                                                           Percent of
Principal Occupation During                                Shares of Common     Total Shares
      Past 5 years               Age     Director Since       Stock Owned       Outstanding

NOMINEES FOR CLASS III DIRECTOR TO SERVE UNTIL 2003

EDWARD C. BARRETT                 51          1998                 210          *
Wyomissing Hills, Pennsylvania
President of Eltrax Technology
Services Group, Inc. (network
services company)

JAMES H. BURTON                   43          2000                 210           *
Wyomissing, Pennsylvania
President and Chief Operating
Officer of Magnatech
International, LP (machinery
manufacturer)

KEITH W. JOHNSON, CFP             48          1999              13,840(1)       *
Fleetwood, Pennsylvania
President & Chief Executive
Officer
First Leesport Investment
Group, Inc. and First Leesport
Wealth Management, Inc.

ANDREW J. KUZNESKI, JR.           59          1999              57,608(2)      3.1%
Indiana, Pennsylvania
President of A.J. Kuzneski, Jr.,
Inc.
(insurance services)

HARRY J. O'NEILL III              50          1984(3)            1,758(4)        *
Leesport, Pennsylvania
President of O'Neill
Financial, Inc. (personal
holding company)

CLASS II DIRECTORS SERVING UNTIL 2002

CHARLES J. HOPKINS                49          1999               54,385        2.9%
Wyomissing, Pennsylvania
President and Chief
Executive Officer of
Essick & Barr, Inc.

WILLIAM J. KELLER                 66          1986               7,895(5)        *
Fleetwood, Pennsylvania
President of William J.
Keller Mobile Homes, Inc.
(a mobile home retailer)

RAYMOND H. MELCHER, JR.           48          1998              13,182(6)        *
Wyomissing, Pennsylvania
Chairman, President and Chief
Executive Officer of the
Company and Leesport Bank
since January 1, 2000;
President and Chief
Executive Officer of the
Company and Leesport Bank
from June 1998; President
and Chief Executive
Officer of Security National
Bank of Pottstown from
November, 1994.

ROLAND C. MOYER, JR.              55           1999              38,850        2.1%
Shenandoah, Pennsylvania
Tax Accountant

CLASS I DIRECTORS SERVING UNTIL 2001

ANTHONY R. CALI                   56          1999                  69           *
President and Chief
Executive Officer
Merchants Bank of Pennsylvania

JOHN T. CONNELLY                  64          1976(3)            7,238(7)        *
Wyomissing Hills, Pennsylvania
Retired Chairman of the Company
since January 2000;
Chairman of the Company
and Leesport Bank from May 1998;
President and Chief Executive
Officer of the Company
and Leesport Bank from 1976.

RICHARD L. HENRY                  51          1994               1,417           *
Reading, Pennsylvania
President of RLH Enterprises,
Inc. (brokerage business)

KAREN A. RIGHTMIRE                52          1994                 232           *
Reading, Pennsylvania
President, United Way
of Berks County

ALFRED J. WEBER                   47          1995                 232           *
Reading, Pennsylvania
President, Tweed Weber, Inc.
(management consulting firm)

All Directors and Executive                                    221,299       11.9%
Officers as a Group (20
persons)

____________________

*    Less than 1% of the outstanding shares of Common Stock.

(1) Includes 4,147 shares owned by his spouse, 105 shares owned jointly with his spouse and 534 shares owned by his children.

(2) Includes 800 shares owned by his spouse, and 56,000 shares owned by Berkshire Securities Corp.

(3)  With respect to John T. Connelly and Harry J.
     O'Neill, III, the period indicated includes the period served as director of the Bank.

(4)  Includes 1,000 shares owned by his spouse.

(5)  Includes 6,784 shares owned jointly with his spouse.
     Mr. Keller disclaims ownership of 895 shares owned by his daughter.

(6) Includes 1491 shares owned jointly with his spouse, 1,711 shares owned by his spouse and 100 shares owned jointly with his son.

(7)  Includes 6,500 shares owned by his spouse.




                      ADDITIONAL INFORMATION

Board and Committee Meetings

     During 1999, the Company's Board of Directors met eight times. The Company's Board of Directors has created an Executive Committee, a Human Resources Committee, an Audit Committee and an Asset-Liability Committee and is authorized, under the Company's Bylaws, to create such other committees as it deems appropriate. There is no Nominating Committee or Compensation Committee. The duties typically performed by these committees are performed by the Executive Committee of the Company's Board of Directors or the Human Resources Committee.

     The Executive Committee of the Company met three times during 1999. The Executive Committee may exercise the authority of the Board to the extent permitted by law during intervals between meetings of the Board. The members of the Executive Committee of the Company are Edward C. Barrett, Anthony R. Cali, John T. Connelly, Charles J. Hopkins, Keith W. Johnson, CFP, Andrew J. Kuzneski, Jr., Raymond H. Melcher, Jr., Karen A. Rightmire, and Alfred J. Weber.

     The Audit Committee of the Company, which met twice during 1999, is responsible for reporting to the Board on the general financial condition of the Company's banking subsidiaries and the results of the annual audit, and is responsible for ensuring that the banks' activities are being conducted in accordance with law and the rules and regulations established by the applicable regulatory and supervisory authorities. The Audit Committee also reviews the work of the Loan Review Officer and Security Officer in accordance with such supervisory regulations. In addition, the Audit Committee recommends to the Board the services of a reputable public accounting firm who the Board then appoints at the annual reorganization meeting of the Board. The members of the Audit Committee are Edward C. Barrett, James H. Burton, William J. Keller, Andrew J. Kuzneski, Jr., and Harry J. O'Neill, III.

     The Asset-Liability Management Committee, which met twice during 1999, is responsible for monitoring interest rate sensitivities of the Company's assets and liabilities. The director members of the Asset Liability Committee are Anthony R. Cali, Richard L. Henry, and Raymond H. Melcher, Jr. In addition, Frank C. Milewski, a director of both of the Company's subsidiary banks serves this Committee.

     The Human Resources Committee, which met twice in 1999, consists of John T. Connelly, Richard L. Henry, Raymond H. Melcher, Jr., Roland C. Moyer, Jr., Karen A. Rightmire and Alfred J. Weber. The Human Resources Committee addresses and makes recommendations to the Board of Directors relating to employee matters, including compensation.

     During 1999, all of the directors of the Company attended at least 75% of the aggregate of all meetings of the Company's
Board of Directors and Board committees on which they served.

Director Compensation

     Directors who are not officers of the Company or of the Company's subsidiaries receive an annual retainer of $2,000 and $350 for each Board meeting and $150 for each committee meeting that they attend. Certain directors have entered into agreements with the Bank providing for the deferral of part or all of the fees payable to them by the Bank. See "Deferred Compensation and Salary Continuation Agreements" herein.

     The Company and its subsidiaries maintain a directors and officers liability insurance policy. The policy covers all directors and officers of the Company and its subsidiaries for certain liability, loss, or damage that they may incur in their capacities as such. To date, no claims have been filed under this insurance policy.

Report of the Compensation Committee

     The salary and compensation policies for the Company and its subsidiaries are administered by the Human Resources Committee of the Board of Directors. The primary objective of the Committee as it relates to compensation of employees is to set salaries and benefit levels which are competitive with levels available at other financial institutions of comparable size and type in the relevant geographic market area. The Committee also administers the Company's stock option program, which was approved by shareholders at the 1999 Annual Meeting of Shareholders, as a means of providing incentive compensation to officers and employees. Mr. Melcher, the Company's Chairman, President and Chief Executive Officer, is a member of the Committee because of the importance of human resources to the Company's success and his knowledge of and experience with the Company's employees, although he does not vote on or participate in discussions relating to his own compensation.

     At present, the Company's executive compensation program, other than benefits under qualified employee plans, consists of salary, a cash bonus, and stock option awards under the Company's stock option plan. Salary levels for executive officers are determined for specific job descriptions by reference to salary surveys and other data collected on comparable salaries paid to officers at other similarly situated institutions. Specific salaries for individuals, other than the Chief Executive Officer, are then recommended to the Committee by the Chief Executive Officer. Cash bonuses are approved on an aggregate basis as a percentage of total officer salaries and then allocated to individual officers, other than the Chief Executive Officer, based primarily on the Chief Executive Officer's recommendations. Similarly, the Committee approves a range of stock option awards for different positions other than the Chief Executive Officer which are awarded based on an assessment of individual performance. For 1999, incentive awards were based on assessments of individual performance within the ranges approved by the Committee and were not based on specific quantitative criteria.

     The Committee had set the base salary of the Chief Executive Officer, Mr. Melcher, at $159,000 for 1999 (Mr. Melcher's employment agreement with the Company requires a minimum base salary of $150,000). For 2000, the Board has increased the salary of the Chief Executive Officer to $175,000 based on the recommendation of the Committee. The Committee considers the Chief Executive Officer's incentive compensation separate from the guidelines established for other officers.
For 1999, the Chief Executive Officer was awarded 5,250 stock options and a cash bonus of $7,500. For 1999, these awards were not based on any specific quantitative criteria, but on an assessment of the Chief Executive Officer's performance, including his efforts and responsibilities in connection with the Company's goal to become a diversified financial services company.

     The Human Resources Committee of the Board of Directors has submitted this Report. The members of the Human Resources
Committee are:

                              Karen A. Rightmire, Chairperson
                              John T. Connelly
                              Richard L. Henry
                              Raymond H. Melcher, Jr.
                              Roland C. Moyer, Jr.
                              Alfred J. Weber

Executive Compensation

     The following table sets forth certain information with respect to the compensation of the Company's President and Chief
Executive Officer and each other executive officer of the Company whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 1999 (the "Named Executive
Officers").


                              SUMMARY OF COMPENSATION

                                 Annual        Long Term Compensation
                              Compensation             Awards
                              ------------     ----------------------
                                                               Securities
                                                 Restricted    Underlying     All other
      Name and                                     Stock      Options/SARs   Compensation
Principal Position     Year   Salary(1)   Bonus    Award          (#)          (2)(3)
------------------    ------  ---------   -----   ---------   ------------   ------------
Raymond H. Melcher,    1999   $159,499   $32,500(5) $ -0-          5,250      $ 3,347
  Jr.                  1998     89,104      -0-       -0-          4,200           -0-
Chairman, President    1997      N/A        N/A      N/A             N/A          N/A
and Chief Executive
Officer (4)

John T. Connelly,      1999    120,263    $ -0-     $ -0-             -0-     $42,653
Retired Chairman (4)   1998    116,000      -0-       -0-             -0-      42,435
                       1997    116,000    32,452      -0-             -0-      42,144

Charles S. Hopkins     1999   $249,500   $10,000   $  -0-          2,625      $ 3,333
President and CEO      1998      N/A        N/A      N/A             N/A          N/A
Essick & Barr, Inc.    1997      N/A        N/A      N/A             N/A          N/A

Michael D. Hughes      1999   $113,714   $ 5,000   $  -0-          1,050      $ 2,391
Vice President,        1998      N/A        N/A      N/A             N/A          N/A
Essick & Barr, Inc.    1997      N/A        N/A      N/A             N/A          N/A

_________________


(1) Amounts include amounts deferred under the Leesport Bank 401(k) Plan. Under the Leesport Bank 401(k) Plan, a participating employee can elect to have from 1% to 15% of his or her earnings reduced on a pre-tax basis and contributed to the plan. Leesport Bank makes a matching contribution equal to 50% of the first 7% of an employees' salary. Under the Essick & Barr 401(k) Plan applicable to Mr. Hopkins and Mr. Hughes, an employee can elect to have from 3% to 10% of his or her earnings reduced on a pre-tax basis and contributed to the plan. Essick & Barr makes a matching contribution equal to 40% of the employee's salary reduction up to a maximum of 5% of an employee's salary. The Essick & Barr 401(k) Plan and the 401(k) Plan maintained by Merchants of Bank of Pennsylvania will be merged with and into the Leesport Bank 401(k) Plan effective March 31, 2000.

(2) The Company provides other benefits to certain executive officers in connection with their employment. The value of such personal benefits which is not directly related to job performance is not included in the table above because the value of such benefits does not exceed the lesser of $50,000 or 10% of the salary and bonus paid to the named individual.

(3) Amounts include the Company's matching contribution to the participants' account under the Leesport Bank 401(k) plan in the following amounts: $3,347 (1999) for Mr. Melcher; and $3,921 (1999), $3,927 (1998) and
     $3,844 (1997) for Mr. Connelly. Amounts also include the Company's matching contribution to the participant's account under the Essick & Barr 401(k) plan in the following amounts: $3,333 (1999) for Mr. Hopkins and $2,390 (1999) for Mr. Hughes. Amounts for Mr. Connelly also include the Company's cost of purchasing a life insurance policy to fund its obligation under the salary continuation agreement for Mr. Connelly.

(4) Mr. Melcher was elected Chairman of the Board of the Company effective January 1, 2000; Mr. Connelly retired as Chairman of the Board of the Company effective
     January 1, 2000.

(5) Includes $25,000 bonus for 1998 voluntarily deferred by Mr. Melcher and paid in 1999.

     The following table sets forth information concerning grants of stock options during the fiscal year ended
December 31, 1999 to the Named Executive Officers.

                           Option Grants in Last Fiscal Year

                               Individual Grants
                        --------------------------------
                        Number of   % of Total                      Potential Realizable
                        Securities  Options                         Value at Assumed
                        Underlying  Granted to  Exercise              Annual Rates of
                         Options    Employees   or Base     Expir-     Price Appreciation
                        Granted(1)  in Fiscal   Price(2)    ation      for Option Term
     Name               _(#)____      Year      _($/Sh)     Date     5% ($)(3)  10%($)(3)
Raymond H. Melcher, Jr.  5,250       13%        $16.43     2009      $110,099  $140,504

Charles J. Hopkins       2,625        7%         16.43     2009        55,044    70,252

Michael D. Hughes        1,050        3%         16.43     2009        22,018    28,101

_______________________

(1) All amounts represent incentive stock options. Terms of outstanding incentive stock options are for a period of ten years from the date the option is granted. The options vest ratably over a period of five years and cannot be exercised until six months after the date they are granted. At the election of the committee administering the Employee Stock Incentive Plan or the Board of Directors, options may be exercised during a period not to exceed three months following an optionee's voluntary termination of employment other than by reason of retirement or disability.

(2) Under the terms of the plan, the exercise price per share for an incentive stock option must at least equal the fair market value of the Company's common stock. The exercise price may be paid in cash, in shares of the Company's common stock valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the optionee pays part or all of the exercise price by surrendering shares of stock received upon exercise of the option.

(3) The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the Company's common stock.

     The following table sets forth information concerning exercised and unexercised options to purchase First Leesport common stock granted to the Named Executive Officers:

             AGGREGATE OPTIONS EXERCISED IN LAST YEAR
               AND DECEMBER 31, 1999 OPTION VALUE

                                                  Number of
                                                  Securities           Value of
                                                  Underlying         Unexercised
                                                  Unexercised        In-the-Money
                                                  Options at          Options at
                                                  December 31,        December 31,
                       Shares                       1999(#)             1999($)
                    Acquired on  Value Realized  Exercisable/        Exercisable/
    Name            Exercise(#)  __($)____       Unexercisable      Unexercisable(1)

Raymond H. Melcher,     -0-          $-0-           840/8,610            $0/$0
  Jr.

Charles J. Hopkins      -0-           -0-         6,106/27,054           $0/$0

Michael D. Hughes       -0-           -0-         2,534/11,189           $0/$0
_________________

(1)  Based on a market value of $16.3125 per share for First
     Leesport common stock at December 31, 1999.

Pension Plan

     Leesport Bank maintains a defined benefit pension plan for all employees who have attained age 21 and have completed one year of eligible service. The following table sets forth the estimated annual benefits payable upon retirement to participants at normal retirement age, in the average annual salary and years of service classifications specified. Benefit accruals under this plan ceased at December 31, 1999. This plan will terminate on March 31, 2000.

          FIRST NATIONAL BANK OF LEESPORT PENSION PLAN
         ILLUSTRATION OF BENEFITS AT December 31, 1999


                   ______Benefits Payable Per Years of Service(1)(2)______
Remuneration (3)        10          15          20          25          30
     25,000        $ 3,500     $ 5,250     $ 7,000     $ 8,750     $ 8,750
     50,000          8,084      12,126      16,168      20,210      20,210
     75,000         13,184      19,776      26,368      32,960      32,960
    100,000         18,284      27,426      36,568      45,710      45,710
    125,000         23,384      35,076      46,768      58,460      58,460
    150,000         28,484      42,726      56,968      71,210      71,210
    175,000         32,564      48,846      65,128      81,410      81,410
    200,000         32,564      48,846      65,128      81,410      81,410

(1) The following are the years of credited service under the Pension Plan for the persons named in the cash compensation table: Mr. Melcher -- 1 year; Mr. Connelly - 22.9 years;
     Mr. Hopkins -- 0 years; and Mr. Hughes -- 0 years.

(2) Benefits are computed in single life annuity amounts without any reduction for Social Security or other offset amounts.

(3) Represents the highest average remuneration received over a consecutive five-year period.

(4)  The 1999 maximum annual benefit permitted when the Internal
     Revenue Code's 1999 compensation limit of $160,000 and maximum annual benefit limit are applied to the Pension
     Plan's benefit formula.

Executive Officer Agreements

     The Company and Leesport Bank have entered into an employment agreement dated June 15, 1998 with Raymond H. Melcher, Jr. The agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years except that, at certain times, notice of non-extension may be given, in which case the employment agreement will expire at the end of its then current term. No such notice has been given.

     Mr. Melcher's employment agreement provides a base salary of $150,000 which, if increased by action of the Board of Directors, becomes the new base salary under the employment agreement. Mr. Melcher is entitled to exclusive use of an automobile, with all insurance, maintenance and operating costs paid by the Company and Leesport Bank. In addition, the agreement provides, among other things, the right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for Mr. Melcher. The agreement contains provisions restricting
Mr. Melcher's right to compete with the Company and Leesport Bank for a period of one year unless his employment is terminated other than for cause.

     If Mr. Melcher's employment is terminated without cause (as defined), whether or not a change in control (as defined) of the Company has occurred, or if Mr. Melcher voluntarily terminates employment for certain reasons following a change in control, Mr. Melcher becomes entitled to severance benefits under the Employment Agreement. Such reasons include any reduction in title or responsibilities, any assignment of duties and responsibilities inconsistent with Mr. Melcher's status as President and Chief Executive Officer, a reduction in salary or benefits, or any reassignment to a location greater than 25 miles from the location of Mr. Melcher's office on the date of the change in control. If any such termination occurs, Mr. Melcher will be paid an amount equal to 2.99 times his base compensation as determined under Section 280G of the Internal Revenue Code. The payment to which Mr. Melcher is entitled decreases at six month intervals if his termination or resignation occurs after he attains age 62-1/2.

     During 1999, the Company and Leesport Bank entered into an agreement with John T. Connelly, formerly Chairman, President and Chief Executive Officer of the Company and Leesport Bank, revising his employment agreement dated October 15, 1997. The revised agreement provides that Mr. Connelly will continue to receive his annual base salary of $116,000 under the employment agreement and will continue to participate in all of the Company's employee benefit plans, except any executive incentive plan, until July 31, 2000. The agreement terminates on July 31, 2000 unless terminated earlier for cause or disability (both as defined in the severance agreement between the Company and Mr. Connelly described below). Absent a change in control (as defined in the severance agreement), Mr. Connelly's agreement can be terminated upon thirty days written notice, in which event Mr. Connelly will be entitled to receive his annual base salary and other employee benefits until July 31, 2000.

     In January 1991, the Company entered into an agreement with Mr. Connelly providing that, in the event of a "change in control" of the Company or Leesport Bank, if Mr. Connelly's employment is terminated or if he resigns as a result of diminution in position, compensation or benefits, reassignment to a location beyond 25 miles from Leesport, Pennsylvania, or significantly increased travel requirements, he will be entitled generally to a lump-sum payment equal to 2.99 times his base compensation. The payment to which Mr. Connelly is entitled decreases at six month intervals if his termination or resignation occurs after he attains age 62-1/2. The compensation payable under the agreement in the event of a "change in control" will not be reduced by any compensation or benefits payable by a subsequent employer.

     In connection with the Company's acquisition of Essick & Barr, Inc., the Company and Essick & Barr entered into employment agreements dated September 17, 1998 with each of Charles J. Hopkins and Michael D. Hughes. Each agreement has an initial term of five years and, unless terminated as set forth in the agreement, is automatically extended annually to provide a new term of five years except that, at certain times, notice of non-renewal may be given, in which case the employment agreement will expire at the end of its then current term. No such notice has been given.

     Under the employment agreements, Essick & Barr pays
Mr. Hopkins an annual base salary of $230,000 and Mr. Hughes an annual base salary of $100,000, plus commissions determined in accordance with a formula set forth in their respective employment agreements and a bonus based upon the attainment of certain performance goals. In the event the Board of Directors of Essick & Barr increases either officer's base salary, the increased base salary becomes the new base salary under the respective employment agreements. Mr. Hopkins and Mr. Hughes are each entitled to the use of an automobile, with all insurance, maintenance and operating costs paid. In addition, each employment agreement provides, among other things, insurance, vacation, pension, stock options and other fringe benefits. The employment agreements contain provisions restricting Mr. Hopkins' and Mr. Hughes' right to compete with the Company, Essick & Barr, or Leesport Bank for a period of two years following termination of employment unless their employment is terminated other than for cause.

     If either Mr. Hopkins' or Mr. Hughes' employment is terminated without cause, and no change in control of the Company has occurred, then Mr. Hopkins or Mr. Hughes, as the case may be, is entitled to receive his annual base salary for the remainder of the then current employment term. If either Mr. Hopkins or Mr. Hughes voluntarily terminates employment for certain reasons following a change in control, then Mr. Hopkins or Mr. Hughes, as the case may be, is entitled to severance benefits under his employment agreement. Such reasons include any reduction in title or responsibilities, any assignment of duties and responsibilities inconsistent with his status prior to the change in control, a reduction in salary or benefits, or any reassignment to a location greater than 50 miles from the location of his office on the date of the change in control. If such termination occurs, Mr. Hopkins or Mr. Hughes, as the case may be, will be paid an amount equal to 2.0 times his annual base compensation. The payment to which Mr. Hopkins or Mr. Hughes is entitled decreases at six-month intervals if his termination or resignation occurs after he attains age 63-1/2.

Deferred Compensation and Salary Continuation Agreements

     Leesport Bank has entered into agreements with certain of its directors that permit the director to defer part or all of his director fees until the director ceases to be a director of Leesport Bank. Interest accrues on the deferred fees at an annual rate of 8%. The director is an unsecured creditor of Leesport Bank with respect to such deferred fees. The agreements also provide that if the director dies or becomes disabled while a director, the director receives certain death or disability benefits. The Company has purchased whole life insurance policies on the lives of directors to fund its obligations under these agreements.

     Leesport Bank has entered into agreements with certain of its executive officers that provide for monthly payments to the officer if such officer's employment is involuntarily terminated without cause before age 65 for reasons other than death, disability or a change in control of Leesport Bank or the Company. In addition, the officer is entitled to such monthly payments if the officer terminates his employment on or after age 65 or if the officer's employment is terminated (whether voluntarily or involuntarily) for reasons other than death, disability, or retirement within 36 months after a "change in control" has occurred. A "change in control" is deemed to have occurred if the transfer of 51% or more outstanding voting stock of Leesport Bank or the Company has occurred in a transaction or series of related transactions. The agreements also provide for the payment of such benefits to the officer if such officer dies while employed by Leesport Bank. In addition, the agreements provide for disability benefits and for certain reduced benefits upon retirement on or after age 60 but prior to age 65.
Leesport Bank has purchased certain whole life insurance policies on its officers to fund its obligations under these agreements.

Compensation Committee Interlocks and Insider Participation

     Raymond H. Melcher, Jr., Chairman, President and Chief Executive Officer of the Company serves as a member of The Company's Human Resources Committee (which performs the duties of a typical compensation committee), although he does not participate in or vote on matters concerning his own compensation, benefits or awards. The Board of Directors believes that Mr. Melcher's position with the Company provides him with perspective valuable to the committee in connection with performance of its duties.

Performance Graph

     Set forth below is a graph and table comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return on the NASDAQ-Total US Index and the cumulative total return on the NASDAQ Combination Bank Index for the five-year period commencing December 31, 1994, and ending December 31, 1999.

     Cumulative total return on the Company's common stock, the NASDAQ-Total US Index and the NASDAQ Combination Bank Index equals the total increase in value since December 31, 1994, assuming reinvestment of all dividends. The graph and table were prepared assuming that $100 was invested on December 31, 1994, in Company common stock, the NASDAQ-Total US Index and the NASDAQ Combination Bank Index.

                         First Leesport Bancorp, Inc.
                              Performance Graph

                       [Graph to be inserted separately]

                      1994      1995      1996      1997      1998      1999


S&P 500               $100      $138      $169      $226      $290      $351

NASDAQ Combination     100       149       197       329       327       314
Bank Index

The Company            100        98       116       155       158       119

____________

Transactions with Management and Others

     Some directors and officers of the Company, and the companies with which they are associated, are customers of and during 1999 had banking transactions with the Company's subsidiary banks in the ordinary course of the banks' business, and intend to do so in the future. All loans and commitments to loan included in such transactions were made in the ordinary course of business under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, do not involve more than the normal risk of collection or present other unfavorable features. At December 31, 1999, total loans and commitments of approximately $6,576,054.94 were outstanding to the Company's executive officers and directors and their affiliated businesses, which represented 25.7% of the Company's shareholders' equity.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons owning ten percent or more of the Company's common stock, to file in their personal capacities initial statements of beneficial ownership, statements of change in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission. Persons filing such beneficial ownership statements are required by SEC regulation to furnish the Company with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in the Company's proxy statement. Based solely on the Company's review of reports filed by its directors and executive officers, it appears that all such reports were filed on a timely basis, except for two reports relating to a sale and purchase by Mr. O'Neill's spouse for estate planning purposes.



                           MATTER NO. 2

              PROPOSAL TO APPROVE THE FIRST LEESPORT
      BANCORP, INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN,
         WHICH REQUIRES DIRECTORS TO RECEIVE AT LEAST 65%
      OF THEIR TOTAL BOARD FEES IN THE FORM OF COMMON STOCK

     The Board of Directors has adopted, subject to shareholder approval, the First Leesport Bancorp, Inc. Non-Employee Director Compensation Plan. The Board believes that the Non-Employee Director Compensation Plan will more closely align the interests of the non-employee members of the Board with shareholders by requiring directors to receive at least 65% of their annual compensation in the form of Company common stock, and permitting them to elect to receive up to 100% of their annual compensation in the form of Company common stock. The Board therefore recommends approval of the Non-Employee Director Compensation Plan.

     The following summarizes the principal features of the Non-Employee Director Compensation Plan. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this proxy statement as Exhibit A.

     Under the Plan, the Board of Directors from time to time will establish a dollar amount of annual compensation payable for all services (including any annual retainer and Board and committee meeting attendance fees) performed by a non-employee director of the Company and any non-employee director of any subsidiary of the Company designated by resolution of the Company's Board of Directors. Each participating non-employee director must receive at least 65% of his or her annual compensation in the form of Company common stock. Participating non-employee directors can elect to receive more than 65% of their total annual compensation in Company common stock (up to 100%) by making a written election with the Company's corporate secretary. The actual number of shares of Company common stock to be distributed to a participating non-employee director will be determined in all cases by dividing the director's annual compensation for the year by the price of the Company's common stock on the last trading day of the applicable year for which the compensation is paid. Distribution of any shares of Company common stock and payment of any cash portion of fees is made to a non-employee director within 30 days of the end of the applicable calendar year.

     The Board of Directors of the Company will administer and interpret the Plan. The Board shall determine the annual compensation payable to each non-employee director, and have the power to construe the Plan, to determine all questions arising under the plan and to adopt and amend such rules and regulations for administration of the Plan as it deems desirable, all of which must be consistent with the terms of the Plan.

     Directors of the Company who are not employees of the Company or any of its subsidiaries will participate in the Non-Employee Director Compensation Plan. The Company's Board of Directors can also require non-employee directors of any subsidiary of the Company to participate. Directors of the Company or any subsidiary of the Company who are also employees do not receive additional compensation for serving on a Board of Directors.

     A maximum of 250,000 shares of the Company's common stock may be issued under the Plan. These shares may be authorized but unissued shares, treasury shares or shares purchased in the open market. In the event of a stock split, reverse stock split, stock dividend, reclassification or similar change affecting the common stock of the Company, adjustments may be made to the number of shares available for issuance.

     The Board may amend the Plan at any time without shareholder approval, subject to applicable law; provided, however, that amendment of the Plan may not without the participant's written consent materially and adversely affect any right of a participant with respect to shares of common stock previously issued.

     The Plan will terminate upon the earlier of the Board's adoption of a resolution terminating the plan or 10 years from the date the Plan is approved and adopted by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE NON-EMPLOYEE DIRECTOR COMPENSATION PLAN. The affirmative vote of a majority of all votes cast at the Meeting is required to approve this proposal. Abstentions and broker nonvotes will not constitute or be counted as "votes" cast for purposes of this proposal. All proxies will be voted "FOR" approval of the First Leesport Bancorp, Inc. Non-Employee Director Compensation Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

                           MATTER NO. 3

              PROPOSAL TO APPROVE THE FIRST LEESPORT
            BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN,
             WHICH WILL PERMIT EMPLOYEES TO PURCHASE
             COMMON STOCK THROUGH PAYROLL DEDUCTIONS

     In order to encourage and enable employees of the Company to acquire a proprietary interest in the Company through the ownership of shares of the Company's common stock, the Company adopted, subject to shareholder approval, the First Leesport Bancorp, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan provides a stock option for all employees satisfying the Stock Purchase Plan's eligibility provisions to purchase the Company's common stock at a discount from market value. The Stock Purchase Plan document is attached hereto as Exhibit "B" and is incorporated herein by reference. The following description of the Stock Purchase Plan is qualified in its entirety by reference to the plan document. If approved at the Meeting, the Stock Purchase Plan will become effective as of July 1, 2000.

Purpose

     The purpose of the Stock Purchase Plan is to encourage and enable employees of the Company, or any subsidiary of the Company, to acquire a proprietary interest in the Company through the ownership of shares of the Company's common stock. The Company believes that employees who participate in the Stock Purchase Plan will have a closer identification with the Company by virtue of their ability, as shareholders, to participate in the Company's growth and earnings. Shares of common stock will be purchased directly from the Company from authorized but previously unissued shares, shares held in the treasury or by purchase in the open market. Proceeds from the sale of the common stock pursuant to the Stock Purchase Plan will be used by the Company for general corporate purposes. It is the intention of the Company that the Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code.

Administration

     The Stock Purchase Plan will be administered by the Company's Human Resources Committee. The Committee will have the authority to determine all questions of interpretation and operation of the Stock Purchase Plan, which determination will be final and binding on all plan participants.

Eligibility

     Any employee who has worked for the Company and/or a subsidiary (as defined in the plan) of the Company for a continuous period of at least six (6) months is eligible to participate in the Stock Purchase Plan. Eligible employees who desire to participate in the Stock Purchase Plan must complete and return the required forms to the Company. As of the date hereof, there were approximately 200 employees eligible to participate in the Stock Purchase Plan.

Operation of the Plan

     The total number of shares of common stock to be reserved under the Stock Purchase Plan is 250,000 shares. If adjustments are made in the number of outstanding shares of common stock by reason of a stock dividend, stock split-up, or similar change in capitalization, the Company's Board of Directors will, in its discretion, make appropriate adjustments in the number of shares that may be reserved for purchase under the Stock Purchase Plan and the purchase price (as defined below) therefor.

     The Stock Purchase Plan will be implemented by two six-month Option Periods per year, during which participants may contribute to the Stock Purchase Plan through payroll deductions. If the Stock Purchase Plan is approved by the shareholders, the first Option Period will commence on July 1, 2000 and end on December 31, 2000, with subsequent periods beginning on January 1, 2001, July 1, 2001, and so forth. The Stock Purchase Plan will continue until substantially all of the shares reserved under the plan are sold, or until its termination, which the Company's Board of Directors may effect at any time. On the last day of each Option Period which is referred to as the Exercise Date, each participant will acquire shares of common stock under the Stock Purchase Plan. The number of shares will be based on the dollar amount accumulated in the participant's stock purchase account at the end of the applicable Option Period.

     The purchase or Option Price for each share of common stock to be sold under the Stock Purchase Plan will be an amount not less than 85% and not more than 100% (such percentage to be fixed by the Committee prior to the first day of each Option Period) of the closing sale price of one share of common stock as reported on the NASDAQ National Market System or the Bloomberg Financial Markets System on the Exercise Date. If no sales of common stock are reported on such date, the market price for the relevant date will be the closing sale price of one share as reported for the last preceding trading date. If the Company's Board of Directors determines that there are unusual circumstances or occurrences under which such prices do not reflect the fair value of such shares, then the Company's Board of Directors may determine such fair market value based upon such prices or market quotations as it shall deem appropriate.

     Funds for the purchase of stock will be accumulated by payroll deduction over each Option Period. The deductions may not exceed 15% (or such lesser percentage as the Committee may determine) of a participant's regular base salary or hourly base rate of pay, but may not be less than $10.00 per pay period. A participant's regular base salary or hourly base rate of pay will include overtime pay, bonuses, commissions, and any other payment in excess of normal salary or hourly pay. Subject to the above limitations, the amount of the payroll deduction is discretionary with each participant, but may not be changed by a participant during an Option Period. However, a participant may withdraw from the Stock Purchase Plan at any time. (See "Withdrawal from the Plan" herein.) Contributions made through payroll deductions may be used by the Company for any corporate purpose and could be subject to the claims of the Company's creditors.

     On each Exercise Date, the Committee will use the funds accumulated in a participant's account to purchase for him or her the maximum number of shares of common stock permitted by the Stock Purchase Plan. The following are the limitations on the number of shares of common stock that may be purchased by each participant in an offering under the Stock Purchase Plan:

          (a) No common stock may be purchased by any participant if, by reason of such purchase, such participant would own 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries. For purposes of this limitation, an individual will be considered as owning stock owned by certain of his or her relatives and a percentage of stock owned by any corporation, partnership, estate or trust in which he or she has an interest; and stock which a participant may purchase under outstanding options issued under the Company's Stock Option Plans or otherwise shall be treated as stock owned by the participant.

          (b) No participant will be granted an option which permits his or her rights to purchase common stock under the Stock Purchase Plan and all other Code Section 423 plans of the Company or a subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such common stock (determined at the time the option is granted) for each calendar year.

          (c)     No fractional shares will be purchased.

          (d) If the aggregate funds available for the purchase of common stock on any Exercise Date would cause the issuance of shares in excess of the number of shares of common stock available under the Stock Purchase Plan, the Committee will proportionately reduce the number of such shares purchased by each participant to eliminate such excess and the Stock Purchase Plan shall automatically terminate immediately after such Exercise Date.

          (e) The maximum number of shares of common stock which a participant may purchase in any Option Period shall equal his or her total scheduled Stock Purchase Plan payroll deductions for such Option Period divided by 50% of the per share fair market value of the Company's common stock as of the first day of such Option Period.

     All shares purchased shall be credited to a participant's account, but shall initially be registered in the name of the Company's nominee, as agent for the participant, and held until such time as his or her participation in the Stock Purchase Plan terminates or he or she files a written request to have a stock certificate or certificates issued to him or her. A participating employee will have all of the rights of a shareholder with respect to shares purchased under the Stock Purchase Plan, whether or not certificates have been issued.

Withdrawal from the Plan

     A participant may withdraw from the Stock Purchase Plan at any time by giving written notice to the Committee. Upon withdrawal, amounts contributed to the Stock Purchase Plan will be promptly refunded and any common stock previously purchased under the Stock Purchase Plan by the withdrawing participant (and then credited to his or her plan account) will be promptly distributed to such person.

     Termination of a participant's employment for any reason, including retirement or death, will result in the immediate termination of his or her participation in the Stock Purchase Plan, and amounts contributed to the Stock Purchase Plan will be promptly refunded. Also, any common stock previously purchased under the Stock Purchase Plan by such person (and then credited to his or her plan account) will be promptly distributed.

Nontransferability

     Rights to purchase common stock under the Stock Purchase
Plan will be exercisable only by the participant, will not be transferable, and will expire upon a participant's death.

Term and Amendment

     Although the Company intends to maintain the Stock Purchase Plan in effect until all shares of common stock reserved thereunder have been purchased, the Board of Directors may at any time amend or terminate the Stock Purchase Plan, except that no amendment to the Stock Purchase Plan may be made, without prior shareholder approval, if such amendment would (i) provide for the sale of more than the number of shares to be authorized hereby, (ii) materially change the benefits provided under the plan or the eligibility requirements for participation in the plan, or (iii) change the definition of a "subsidiary" as set forth therein.

Federal Income Tax Consequences

     The following is a summary of the federal income tax consequences pertaining to participation in the Stock Purchase
Plan. It is not intended to constitute a detailed analysis of such consequences, nor does it discuss the state, local or other consequences applicable to plan participation.

     A participating employee will not recognize income on the first day of an Option Period or on an Exercise Date. If acquired shares are disposed of within two years after the first day of the applicable Option Period, then an individual will recognize as ordinary income, in the taxable year of the disposition, an amount equal to the excess of the fair market value of the shares at the time of purchase (i.e., the Exercise
Date) over the Option Price therefor. If acquired shares are disposed of more than two years after the first day of the applicable Option Period, then an individual will recognize as ordinary income, in the taxable year of the disposition, an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the Option Period over the Option Price therefor (determined as if the shares were purchased on that date), or (ii) the excess of the fair market value of the shares at the time of the disposition over the amount paid for such shares.

     An individual's tax basis for common stock purchased under the Stock Purchase Plan will be equal to the Option Price of the shares plus any ordinary income recognized as described above. Any recognizable gain in excess of ordinary income recognized upon disposition of the common stock will be capital gain and any loss will be capital loss. Whether any such capital gain or loss is short-term or long-term will depend on how long the shares were held.

     If an individual dies while owning common stock purchased under the Stock Purchase Plan, there will be included in the individual's ordinary income, for the taxable year closing with the individual's death, an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the first day of the Option Period in which it was purchased over the Option Price therefor (determined as if the common stock were purchased on such day), or (ii) the excess of the fair market value of the common stock at the time of death over the amount paid for such stock.

     If an individual recognizes ordinary income as a result of the disposition of common stock within two years of the first day of an applicable Option Period, then the Company will be entitled to a deduction equal to the ordinary income recognized. The Company will not be entitled to a deduction under any other circumstances.

Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE STOCK PURCHASE PLAN. The Board believes that the existence of the Stock Purchase Plan will assist in attracting and retaining qualified employees of the Company and the Bank and will have the effect of more significantly aligning the interests of these employees with those of the Company's shareholders. The affirmative vote of a majority of all votes cast at the Meeting is required to adopt the Stock Purchase Plan. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" adoption of the Stock Purchase Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

                          MATTER NO. 4
       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has appointed Beard & Company, Inc., Independent Auditors, as the Company's independent auditors for the fiscal year ending December 31, 2000. Beard & Company, Inc. has acted as the Company's independent auditors continuously since 1990. The appointment was recommended by the Audit Committee and is subject to shareholder approval. Representatives of Beard & Company, Inc. are expected to be present at the meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BEARD & COMPANY, INC. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstention and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting. All proxies will be voted "FOR" ratification of the appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

Principal Shareholders

     To the Company's knowledge, no person or group beneficially owns 5% or more of the Company's outstanding common stock.

Other Matters

     Management knows of no business other than as described above that is planned to be brought before the Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.

Shareholder Proposals for 2001 Annual Meeting

     A shareholder who desires to submit a proposal to be considered for inclusion in the Company's proxy statement for the Company's Annual Meeting in 2001 in accordance with the rules of the Securities and Exchange Commission must submit the proposal to the Company at its principal executive offices, 2228 State Hill Road, Wyomissing, Pennsylvania 19610 on or before November 13, 2000.

     A shareholder proposal submitted after November 13, 2000, or which does not otherwise meet the requirements of the Securities and Exchange Commission will not be included in the Company's proxy statement for the annual meeting in 2001, but may nevertheless be presented at the annual meeting of shareholders. To present a proposal at the 2001 annual meeting of shareholders, a shareholder must submit a notice at the principal executive offices of the Company no earlier than January 18, 2001 and no later than February 17, 2001 containing the information specified in the Company's Bylaws. If the Company's Annual Meeting for 2001 is not held within 30 days prior to or after April 18 (the date of the 2000 annual meeting), the notice must be delivered to or mailed and received at the principal executive officer within five days of mailing the notice of meeting or public disclosure of the meeting date.

     If the shareholder intending to present such a proposal has not provided the Company notice of the matter on or after January 18, 2001 and on or before February 17, 2001, as required by the Company's Bylaws, the chairman of the meeting may declare the proposal out of order and, in any event, proxyholders of the Board of Directors would have discretionary authority to vote on such proposal at the Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              JENETTE L. ECK
                              Secretary



                                                       EXHIBIT A

                   FIRST LEESPORT BANCORP, INC.
             NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

     1. Purpose. The purpose of the First Leesport Bancorp, Inc. Non-Employee Director Compensation Plan (the "Plan") is to advance the interests of First Leesport Bancorp, Inc. (the "Company") and its shareholders by closely aligning the interests of the Company and its shareholders with (i) members of the Board of Directors of the Company who are not employees of the Company or any Subsidiary (as defined in Section 3), and
(ii) members of the Board of Directors of any Subsidiary designated by resolution of the Board of Directors of the Company to participate in this Plan who are not employees of the Company or any Subsidiary (collectively, the "Non-Employee Directors"). Therefore, this Plan requires the payment of a material portion of an annually established dollar amount of compensation payable to Non-Employee Directors for membership on the Board of Directors and committees of the Board of Directors in shares of the Company's common stock, $5.00 par value per share ("Common Stock"). Common Stock issuable under this Plan may be either authorized but unissued shares, treasury shares, or shares purchased in the open market.

     2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may authorize any one or more of its members or the secretary of the Board or any officer or employee of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or her or by any other member of the Board in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

     3. Definition of Subsidiaries. As used herein, the term "Subsidiary" means any corporation, joint venture or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a joint venture or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.

     4.  Participation; Amount of Non-Employee Director
Compensation

          (a) Each Non-Employee Director shall participate in the Plan. The Board shall from time to time establish a dollar amount of annual compensation (the "Annual Compensation") payable for services (including the annual retainer fee, meeting attendance fees and any fees payable for services on the Board or any committee thereof) to be performed by the Non-Employee Directors. Such fees shall be payable in shares of Common Stock and cash as follows: (i) at least sixty-five percent (65%) of a Non-Employee Director's Annual Compensation payable for any year shall be payable in shares of Common Stock, the exact number of which shall be determined by multiplying the Non-Employee Director's Annual Compensation for such year by .65, or such larger percentage expressed as a decimal designated by such Non-Employee Director, and dividing the result by the First Leesport Market Price (as defined in Section 4(b)) as of December 31 of the year for which the Annual Compensation is payable; and (ii) the balance, if any, of a Non-Employee Director's Annual Compensation payable for any year shall be payable in cash. Annually, each Non-Employee Director shall designate in writing to the Corporate Secretary the percentage (not less than 65%) of the Non-Employee Director's Annual Compensation for such year that the Non-Employee Director wishes to receive in the form of Common Stock. In the event that a Non-Employee Director fails to make a designation for any year, the last previous designation made by the Non-Employee Director shall be deemed to be the designation for such year.

          (b) First Leesport Market Price shall mean, as of any date, the closing sale price (or, if unavailable for any day, the mean between the high bid and low asked prices for such day) of a share of Common Stock as reported by Nasdaq or, if not so reported, by an independent source in the over-the-counter market on the last trading day of the calendar year with respect to which the determination is being made.

     5. Payment of Non-Employee Director Compensation. There shall be issued to each Non-Employee Director within thirty (30) days of the end of each calendar year, the number of shares of Common Stock payable to such Non-Employee Director as Annual Compensation for such year determined pursuant to Section 4 above. There shall be paid to each Non-Employee Director within thirty (30) days of the end of each calendar year the cash compensation payable to such Non-Employee Director as determined pursuant to Section 4 above.

     6. Number of Shares of Common Stock Issuable Under the Plan. The maximum number of shares of Common Stock that may be issued under the Plan shall be 250,000, provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the shares issuable under Section 4 and this Section 6 of Plan shall be increased, decreased or changed in like manner. To the extent that the application of this Section would result in fractional shares of Common Stock being issuable, cash will be paid to the Non-Employee Director in lieu of such fractional shares based upon the First Leesport Market Price.

     7.  Miscellaneous Provisions.

          (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be elected as a director of the Company or any Subsidiary.

          (b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

          (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable securities laws and regulations and other applicable laws, regulations and requirements.

          (d) It shall be a condition to the obligation of the Company to issue shares of Common Stock hereunder, that the participant pay to the Company, to the extent required by law and upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. A Non-Employee Director may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock, otherwise issuable under the Plan, having a fair market value equal to the amount required to be withheld. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, shares of Common Stock.

          (e) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.

          (f) By accepting any Common Stock hereunder or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

          (g) The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

          (h) The provisions of this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          (i) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

     8. Amendment. The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock theretofore issued without such participant's written consent.

     9. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board terminating the Plan; or

          (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 10 below.

      No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.

     10. Shareholder Approval and Adoption. The Plan shall be effective as of January 1, 2000, contingent upon shareholder approval and adoption at the 2000 annual meeting of shareholders of the Company. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the Commonwealth of Pennsylvania.



                                                     EXHIBIT B


                      FIRST LEESPORT BANCORP, INC.
                      EMPLOYEE STOCK PURCHASE PLAN

                      (Effective July 1, 2000)

ARTICLE I
PURPOSE AND SCOPE OF THE PLAN

Section  1.1  PURPOSE.

          The First Leesport Bancorp, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company. The Plan is intended to qualify as an employer stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

Section  1.2  DEFINITIONS.

          Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

          "Bank" means The First National Bank of Leesport, a wholly-owned subsidiary of the Company.

          "Board of Directors" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended, and as the same may be further amended from time to time, and the Treasury Regulations promulgated thereunder.

          "Committee" means the Company's Human Resources
Committee which shall administer the Plan as provided in
Section 1.3.

          "Common Stock" means the common stock of the Company.

          "Company" means First Leesport Bancorp, Inc.

          "Compensation" means an Employee's total salary or hourly pay, as the case may be, including bonuses, commissions and any other payment in excess of normal salary or hourly pay.

          "Continuous Service" means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Company or a Subsidiary, or both, immediately preceding an Offering Date. Such period of time shall include any leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

          "Effective Date" means the date specified in
Section 1.4 on which the provisions of the plan become effective.

          "Employee" means any common law employee of the Company or a Subsidiary.

          "Exercise Date" means June 30 and December 31 of each
Plan Year.

          "Fair Market Value" of a share of Common Stock on any given date means the closing sale price for such shares on that date as reported by the National Association of Securities Dealers Automated Quotations or the Bloomberg Financial Markets System. If a closing sale price for the Common Stock for the given date is not reported, or if there is none, the Fair Market Value will be equal to the closing sale price on the nearest trading day preceding such date. Notwithstanding the foregoing, if, in the Board of Directors' judgment, there are unusual circumstances or occurrences under which the otherwise determined Fair Market Value of the Common Stock does not represent the actual fair value thereof, then the Fair Market Value of such Common Stock shall be determined by the Board of Directors on the basis of such prices or market quotations as it shall deem appropriate and fairly reflective of the then fair value of such Common Stock.

          "Leave of Absence" means, for purposes of participation in the Plan, a person who is on leave of absence who shall be deemed to be an employee for the first ninety (90) days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth (90th) day of such leave of absence unless such Employee shall have returned to regular employment prior to the close of business on such ninetieth (90th) day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to employment, shall terminate an Employee's employment for all purposes under the Plan and shall terminate such Employee's participation in the Plan and the right to purchase Common Stock hereunder.

          "Offering Date" means January 1 and July 1 of each
Plan Year.

          "Option Period" or "Period" means the period beginning on an Offering Date and ending on the next succeeding Exercise
Date.

          "Option Price" means the purchase price of a share of Common Stock hereunder as provided in Section 3.1.

          "Participant" means any Employee who (i) is eligible to participate in the Plan under Section 2.1, and (ii) elects to participate.

          "Plan" means the First Leesport Bancorp, Inc. Employee
Stock Purchase Plan, as the same may be amended from time to time.

          "Plan Year" means the 12-consecutive-month period beginning on January 1 and ending on the following December 31.

          "Stock Purchase Account" or "Account" means an account established and maintained in the name of each Participant to record the dollar amounts and shares of Common Stock accumulated on his behalf from time to time.

          "Stock Purchase Agreement" means the form prescribed by the Committee which must be executed by an Employee who elects to participate in the Plan. The proper execution and filing of such form shall constitute the grant of an option from time to time to the Employee in accordance with the terms of this Plan document and the terms of such form.

          "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the beginning of an Option Period, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section  1.3  ADMINISTRATION OF PLAN.

          The Plan shall be administered by the Committee. Subject to direction by the Board of Directors and the express provisions of this Plan document, the Committee shall be authorized to prescribe, amend and rescind rules and regulations relating to the Plan and the Committee's administration thereof; to interpret the Plan; to fix the terms of an offering under the Plan; to fix the rate of interest to be paid on balances in Stock Purchase Accounts, if applicable; to prescribe the maximum percentage of payroll deductions permitted for an Option Period; to restrict participation in the Plan consistent with any requirement of law or regulation; and to make all other determinations necessary to the administration of the Plan, including appointment of individuals to facilitate the day-to-day operation thereof. The Committee's determinations as to the interpretation and operation of the Plan shall be final and conclusive.

Section  1.4  EFFECTIVE DATE OF PLAN.

          The Effective Date of the Plan is July 1, 2000.

Section  1.5  TERMINATION OF PLAN.

          The Board of Directors shall have the right to terminate the Plan at any time. Upon any such termination, the dollar amount and shares of Common Stock, if any, in each Participant's Account shall be distributed.

ARTICLE II
PARTICIPATION

Section  2.1  ELIGIBILITY.

          Each Employee, who on an Offering Date will have at least six (6) months of continuous service with the Company and/or a Subsidiary may become a Participant by executing and filing with the Committee a Stock Purchase Agreement prior to the earlier of such Offering Date or five business days prior to the first pay day in the applicable Option Period. An election to participate shall continue in effect until termination of participation occurs in accordance with Article V.

Section  2.1  PAYROLL DEDUCTIONS.

          Payment for shares of Common Stock purchased under the Plan shall be made solely by authorized payroll deduction from each payment of Compensation in accordance with instructions received from a Participant. Deductions from payroll shall be expressed as a whole percentage of Compensation (determined on the first day of each Option Period) no greater than the percentage set by the Committee, or as a fixed dollar amount (as determined by the Committee), but shall not be less than $10.00 per pay period. The Committee may fix a maximum percentage. A Participant may not increase or decrease the percentage or dollar amount of deduction during an Option Period. However, a Participant may change the percentage or dollar amount of deduction for any subsequent Option Period by filing notice thereof with the Committee prior to the date described in
Section 2.1 for filing a Stock Purchase Agreement. Amounts deducted from a Participant's Compensation pursuant to this section shall be credited to such Participant's Account.

Section  2.3  TRANSFER OF PAYROLL DEDUCTIONS.

          All payroll deductions withheld by a Subsidiary under the Plan shall be immediately transferred to the Company.

Section  2.4  LEAVE OF ABSENCE.

          If a Participant goes on a Leave of Absence, such Participant shall have the right to elect (i) to withdraw the balance in his Stock Purchase Account, (ii) discontinue contributions to the Plan but remain a Participant in the Plan, or (iii) remain a Participant in the Plan during such Leave of Absence, authorizing deductions to be made from payments by the Company to the Participant during such Leave of Absence and undertaking to make cash payments to the Plan at the end of each Payroll Period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

ARTICLE III
PURCHASE OF SHARES

Section  3.1  OPTION PRICE.

          The Option Price per share of the Common Stock sold to Participants hereunder shall be set by the Committee prior to the Offering Date. Under the Code, the Option Price shall not be less than 85%, nor more than 100%, of the Fair Market Value of such share on each Exercise Date of an Option Period.

Section  3.2  PURCHASE OF SHARES.

          On each Exercise Date, the amount in a Participant's
Account shall be charged with the aggregate Option Price of the number of whole and fractional (to four decimal places) shares of Common Stock which can be purchased with such amount.

Section  3.3  LIMITATIONS ON PURCHASE AND GRANT.

          No Participant shall purchase Common Stock hereunder in any calendar year having a Fair Market Value of more than $25,000, provided that any such purchase shall not exceed the limitations imposed by Code Section 423(b)(8). Further, no Participant shall be granted the right to purchase Common Stock hereunder if, by reason of such grant, such Participant would be deemed to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. For purposes of the preceding sentence, the rules of Code Section 424(d) shall apply and Common Stock which a Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

Section  3.4  MAXIMUM NUMBER OF SHARES PURCHASABLE PER OPTION
              PERIOD.

          In addition to all other restrictions set forth herein, the maximum number of shares of Common Stock that an Employee may purchase pursuant to the Plan during each Option Period shall be equal to the total amount of contributions that the Employee is scheduled to make to the Plan during such Option Period (in accordance with the terms of his effective Stock Purchase Agreement), divided by 50% of the per share Fair Market Value determined on the first day of such Option Period.

Section  3.5  RESTRICTION ON TRANSFERABILITY.

          Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable and shall expire upon a Participant's death.

Section  3.6  DIVIDEND REINVESTMENT.

          The Committee may, in its discretion, provide Participants with the opportunity to have dividends on shares held in their Accounts reinvested through (i) any dividend reinvestment plan that the Company may maintain from time to time, or (ii) any other program or arrangement (including the treatment of dividends as additional Participant contributions) that is permissible under applicable law.

ARTICLE IV
PROVISIONS RELATING TO COMMON STOCK

Section  4.1  COMMON STOCK RESERVED.

          Except as provided in Section 4.2, no more than 250,000 shares of the Company's Common Stock may be sold pursuant to options granted under the Plan. The Common Stock to be issued under the Plan shall be made available at the discretion of the Board of Directors, either from authorized but unissued Common Stock or from Common Stock acquired by the Company, including shares purchased in the open market.

Section  4.2  ADJUSTMENT FOR CHANGES IN COMMON STOCK.

          (i) In the event that the shares of Common Stock of the Company as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then subject to the provisions of subsection (iii) below, a majority of the disinterested members of the Board of Directors may substitute for or add to each share of stock of the Company which was theretofore appropriated, or which thereafter may become subject to an offering under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Company shall be so changed or for which each such share shall be exchanged or to which such share shall be entitled, as the case may be. Outstanding Stock Purchase Agreements shall also be deemed appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

          (ii) If there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities in which such stock shall have been changed or for which it shall have been exchanged, and if a majority of the disinterested members of the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any offering which was theretofore made or which may thereafter be made under the Plan, that such adjustment shall be made in accordance with such determination.

          (iii) An offering pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments or reclassifications, reorganizations or changes in its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

Section  4.3  INSUFFICIENT SHARES.

          If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 (as the same may be adjusted as provided in Section 4.2), (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

Section  4.4  CONFIRMATION OF PURCHASES; REGISTRATION OF SHARES.

          Purchases of Common Stock hereunder shall be confirmed in writing to Plan Participants. All shares purchased shall be credited to his Account, but shall initially be registered in the name of the Company's nominee or the nominee name of Registrar and Transfer Company as recordkeeper for the Plan, or any successor appointed by the Company, as agent for Plan Participants. Such nominee will hold a Participant's share certificates until such time as his participation in the Plan terminates or he files a written request with the Committee to have a certificate or certificates issued in his name. Except in the case of death, any certificate issued to a Participant must initially be issued in his name alone. Registration of any shares following the death of a Participant will be subject to the same rules as are then applicable to decedent shareholders generally.

Section  4.5  RIGHTS AS SHAREHOLDERS.

          The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Participants for whom shares have been purchased shall be entitled to all rights of a shareholder with respect to such shares, including the right to receive dividends and the right to vote. The Company will take such steps as may be necessary to ensure that such rights are enjoyed by each Participant whose shares are held in nominee name.

Section  4.6  CORPORATE REORGANIZATIONS, LIQUIDATIONS, ETC.

          In the event of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, provision may be made for the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a corporation related to such corporation. Any provision for such substitution or assumption shall be subject to the limitations and provisions of Code
Section 424.

ARTICLE V
TERMINATION OF PARTICIPATION

Section  5.1  VOLUNTARY WITHDRAWAL.

          A Participant may withdraw from the Plan at any time by filing notice of withdrawal with the Committee prior to an Exercise Date. Upon withdrawal, the dollar amount and shares, if any, credited to his Stock Purchase Account shall be distributed to him and no shares will be purchased on his behalf for the applicable Option Period. Any Participant who withdraws from the Plan may again become a Participant in accordance with
Section 2.1.

Section  5.2  TERMINATION OF ELIGIBILITY.

          If a Participant ceases to be employed by the Company or a Subsidiary during an Option Period, his participation in the Plan shall thereupon terminate. In such event, the dollar amount and shares, if any, in his Stock Purchase Account shall be distributed to him (or in the case of death, to his designated beneficiary(ies)) and no further shares will be purchased on his behalf. For purposes of this section, an Employee's participation in the Plan will not automatically terminate if he becomes an individual on a leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

Section  5.3  NO INTEREST ON ACCOUNT BALANCES.

          Unless otherwise provided by the Company's Board of Directors, no interest shall be paid on the cash balance in a Participant's Stock Purchase Account pending its investment.

ARTICLE VI
GENERAL PROVISIONS

Section  6.1  TAX WITHHOLDING; INFORMATION RETURNS.

          Each Employee who elects to participate in the Plan shall be deemed to have consented to any income tax withholding that may hereafter be required by reason of his participation in the Plan or the disposition of, or payment of any dividends on, shares acquired by him under the Plan. The proper officers of the Company and each Subsidiary shall prepare (or cause to be prepared) and, where required, timely file (or cause to be filed) such tax information returns and other notices as may be required by law from time to time.

Section  6.2  NOTICES.

          Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective when received by the Committee.

Section  6.3  CONDITION OF EMPLOYMENT.

          Neither the creation of the Plan, nor participation therein, shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee.

Section  6.4  AMENDMENT OF THE PLAN.

          The Board of Directors may at any time, and from time to time, amend the Plan in any respect, except, that without approval of the Company's shareholders, no amendment may
(i) increase the aggregate number of shares permitted to be reserved by the Board of Directors under the Plan other than as provided in Section 4.2, (ii) materially change the Plan benefits provided for herein, (iii) change the definition of a Subsidiary, or (iv) materially change the eligibility requirements for Employees. Any amendment of the Plan must be made in accordance with applicable provisions of the Code.

Section  6.5  APPLICATION OF FUNDS.

          All funds received by the Company by reason of a purchase of shares hereunder may be used for any corporate purpose.

Section  6.6  LEGAL RESTRICTIONS.

          The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

Section  6.7  GENDER.

          Whenever used herein, use of any gender shall be applicable to all genders.

Section  6.8  NUMBER.

          Whenever used herein, singular words shall include the plural, and vice versa, as the context requires.

Section  6.9  GOVERNING LAW.

          Except to the extent preempted by Federal law, the Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.



                           [PROXY CARD]

[Side 1]

                   FIRST LEESPORT BANCORP, INC.

     I/We hereby appoint Jenette L. Eck, with full power to appoint her substitute, and hereby authorize her to represent and to vote, as designated on the reverse side, all the shares of common stock of First Bank of Leesport, Inc. (the "Company") held of record by me/us on March 6, 2000, at the Annual Meeting of Shareholders to be held on April 18, 2000, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS, FOR THE PROPOSAL TO ESTABLISH THE NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, FOR THE PROPOSAL TO ESTABLISH THE EMPLOYEE STOCK PURCHASE PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. This proxy will be voted, in the discretion of the proxyholder, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS.

                Please vote and sign on the other side



[Side 2]

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE
               "FOR" THE FOLLOWING MATTERS AND PROPOSALS

MATTER NO. 1:
ELECTION OF CLASS III DIRECTORS
TO SERVE UNTIL 2003

[  ] FOR all nominees listed       [  ]  WITHHOLD AUTHORITY
     below (except as marked             to vote for all
     to the contrary below)              nominees listed below

     Edward C. Barrett; James H. Burton; Keith W. Johnson;
Andrew J. Kuzneski, Jr.; Harry J. O'Neill, III

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
     INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH HIS OR HER
     NAME IN THE ABOVE LIST.)

MATTER NO. 2:
ESTABLISHMENT OF
NON-EMPLOYEE DIRECTOR
COMPENSATION PLAN              FOR     AGAINST     ABSTAIN
                               [  ]     [  ]        [  ]

MATTER NO. 3:
ESTABLISHMENT OF
EMPLOYEE STOCK PURCHASE
PLAN COMPENSATION              FOR     AGAINST     ABSTAIN
                               [  ]     [  ]        [  ]

MATTER NO. 4:
RATIFICATION OF INDEPENDENT
AUDITORS                       FOR     AGAINST     ABSTAIN
                               [  ]     [  ]        [  ]

                               The undersigned hereby
                               acknowledges receipt of the Proxy
                               Statement for the 2000 Annual
                               Meeting, and hereby revokes any
                               proxy or proxies heretofore given
                               to vote shares at said meeting or
                               any adjournment thereof.


Dated ______________, 2000     _____________________________
                               Signature

(PLEASE SIGN, DATE AND RETURN
THIS PROXY IN THE ENCLOSED
ADDRESSED ENVELOPE)            ______________________________
                               Signature if held jointly. Please
                               sign exactly as your name appears
                               on this proxy card.

[  ]  Please check this box if you plan to attend the 2000
Annual Meeting.